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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We Consent To use in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated March 10, 2000, relating to the financial statements of Natural Health Trends Corp. and Subsidiaries for the years ended December 31, 1999, 1998 and 1997, and the reference to our firm under the caption `Experts' in this Registration Statement.


                                      /s/ FELDMAN SHERB HOROWITZ & CO., P. C.
                                      ---------------------------------------
                                      FELDMAN SHERB HOROWITZ & CO., P. C.
                                      Certified Public Accountants

New York, New York
May 10, 2000